Exhibit 99

Cautionary statements for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is filing this Form 8-K to do so. Accordingly, the Company hereby identifies the following important factors which could cause the Company's actual financial results to differ materially from any such results which might be projected, forecast, estimated or budgeted by the Company in forward-looking statements.

(a) An inability to refinance all or a portion of the Company's consolidated senior debt or a delay in the completion of such refinancing from that presently contemplated.

(b) Failure to complete the planned sale of the Company's discontinued operations and certain other assets, or a delay in the completion of such sales.

(c) Heightened competition, including specifically price competition, the entry of new competitors, or the introduction of new products by new and existing competitors.

(d) Adverse state and federal legislation and regulation, including changes in MEDICARE and MEDICAID reimbursement policies.

(e) Termination of contracts with major customers or renegotiation of these contracts at less cost-effective rates or with longer payment terms.

(f) Unanticipated price increases in medical equipment or other rented equipment and supplies.

(g) Higher service, administrative or general expenses occasioned by the need for additional advertising, marketing, administrative, or management information systems expenditures.

         Many of the factors set forth above have been disclosed in the Company's prior SEC filings. The foregoing review of factors pursuant to the Private Litigation Securities Reform Act of 1995 should not be construed as exhaustive or as any admission


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regarding the adequacy of disclosures made by the Company prior to the effective date of said Act.

         This filing is intended to identify certain factors, of which the Company is presently aware, which may have a material effect on the Company's results of operations or financial condition. This filing does not identify all the factors which could materially affect the Company, such as general changes in the economy or technological obsolescence of the Company's rental equipment inventory. The Company cannot predict the course of future events or anticipate the interaction of multiple factors beyond management's control.